EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in SM Energy Company’s (“SM Energy”) Post-Effective Amendment No. 1 to Registration Statement No. 333-106438 on Form S-8, Registration Statement Nos. 333-30055, 333-35352, 333-88780, 333-58273, 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, 333-219719, 333-226660, and 333-257005 on Form S-8, and Registration Statement Nos. 333-257046 and 333-259979 on Form S-3 of our report dated March 18, 2024, relating to the consolidated financial statements of XCL Resources Holdings, LLC and subsidiaries appearing in this Current Report on Form 8-K of SM Energy.

/s/ Plante & Moran, PLLC

Denver, Colorado

July 17, 2024